AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated August 1, 2022 (the "Merger Agreement"), between Atlas Technology Group, Inc., a Florida corporation ("ATGI"), and Saxon Capital Group, Inc. a Delaware corporation ("Merger Co.").

WHEREAS: On the date hereof; ATGI has authority to issue 15,000,000,000 shares of common stock $.00001 par value (the "ATGI Common") and 25,000,000 shares of preferred stock, $0.00001 par value per share (the "ATGI Preferred") with 5,850,705,874 common shares issued and outstanding and one Series A Preferred share issued and outstanding,

WHEREAS: On the date hereof, Merger Co. has authority to issue 15,000,000,000 common shares of stock, $0.00001 par value per share, (the "Merger Co. Common") and 25,000,000 shares of preferred stock $.00001 par value of which 1000 shares of common stock are issued and outstanding and owned by ATGI; constituting 100% of the issued and outstanding common stock of Merger Co.,

WHEREAS: The respective Boards of Directors of ATGI, and Merger Co. have determined and recommended that it is advisable and in the best interests of each of such corporations that they merge into a Merger Co. pursuant to the Florida Business Corporation Act and the Delaware General Corporation Laws, under which Merger Co. would survive as the Company, by the merger of ATGI with and into Merger Co., and with each share of ATGI Common or Preferred Stock outstanding converting into one share of Merger Co. Common Stock automatically by virtue of the merger,

WHEREAS: Under the respective certificates of incorporation of ATGI, and Merger Co., the ATGI Common Stock and Preferred Stock have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Merger Co. Common and Preferred Stock which will be exchanged therefore pursuant to the merger,

WHEREAS: The Boards of Directors of ATGI and Merger Co. have approved this Merger Agreement, shareholder approval having been obtained by shareholders' meeting pursuant to the Florida Business Corporation Act.

WHEREAS: The parties hereto intend that this Merger Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code,

NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained ATGI and Merger Co. hereby agree as follows:

1. Merger. ATGI shall be merged with and into Merger Co. (the "Merger"), and Merger Co. shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon filing of a Certificate of with an effective date of August 1, 2022 with the Secretary of State of the State of Delaware in

accordance with the Delaware General Corporation Laws and the Florida Revised Statutes (the "Effective Time").

2. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of Merger Co., in effect immediately prior to the Effective Time, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until amended as provided therein and under the Delaware General Corporation Laws.

3. Succession. At the Effective Time, the separate corporate existence of ATGI, shall cease, and Merger Co. be the Surviving Corporation shall succeed to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of ATGI, and Merger Co. shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of ATGI, including, without limitation, all outstanding indebtedness of ATGI, all in the manner and as more fully set forth in the Florida Business Corporation Act, or the Delaware General Corporation Laws, as applicable.

4. Directors. The directors of ATGI immediately prior to the Effective Time shall be the directors of the Surviving Corporation, Merger Co., at and after the Effective Time to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

5. Officers. The officers of ATGI immediately preceding the Effective Time shall be the officers of the Surviving Corporation Merger Co., at and after the Effective Time until their successors are duly elected and qualified.

6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

   a. each share of ATGI Common Stock or Preferred stock issued and outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and non-assessable share of Merger Co. Common Stock or Preferred stock as applicable to the holding of the shareholder

   b. each share of ATGI Common or Preferred Stock common stock held in the treasury of ATGI immediately prior to the Effective Time shall be cancelled and retired,

   c. each option, warrant, purchase right, unit or other security of ATGI convertible into shares of ATGI Common or Preferred Stock shall become convertible into the same number of shares of Merger Co. common or preferred Stock as such security would have received if the security had been converted into shares of ATGI Common immediately prior to the Effective Time, and Merger Co. shall reserve for purposes of the exercise of such options, warrants, purchase rights, units or other securities an equal number of shares of Merger Co. Common or Preferred Stock as ATGI had reserved, and

d. each share of Merger Co. Common issued and outstanding in the name of ATGI immediately prior to the Effective Time shall be cancelled and retired and resume the status of authorized and unissued shares of Merger Co. Common Stock.

7. Other Agreements. At the Effective Time, Merger Co. shall assume any obligation of ATGI to deliver or make available shares of ATGI Common Stock under any agreement or employee benefit plan not referred to in Paragraph 6 herein to which ATGI is a party. Any reference to ATGI Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to Merger Co. Common Stock and one share of Merger Co. Common Stock shall be issuable in lieu of each share of ATGI Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

8. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of ATGI such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or conform, of record or otherwise, in the Surviving Corporation, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ATGI, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized, in the name and on behalf of ATGI or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of ATGI Common or Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the respective shares of Merger Co. Common Stock, or Preferred Stock as the case may be, into which the shares of ATGI Common or Preferred Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Merger Co. and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Merger Co. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Merger Co. Common or Preferred Stock, as the ease may be, evidenced by such outstanding certificate, as above provided.

10. Amendment. The parties hereto, by mutual consent of their respective boards of directors, may amend, modify or supplement this Merger Agreement prior to the Effective Time.

11. Compliance with the Delaware General Corporation Laws. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with the Delaware General Corporation Laws, as may be applicable, including without limitation, the following:

a. Certificate of Incorporation, Amendments, and By-laws of Merger Co. At the Effective Time, the Certificate of Incorporation Amendments, and By-laws of Merger Co.as the surviving corporation as in effect immediately prior to the Effective Time shall provide substantially the same contract rights of the shareholders as those held under the Certificate of Incorporation, Amendments, and By-laws of ATGI.

b. Directors and Officers of Merger Co. At the Effective Time, the directors and officers of ATGI immediately prior to the Effective Time shall be the directors and officers of Merger Co., in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of Merger Co.

c. Filings. Prior to the Effective Time, the Surviving Corporation shall cause Articles of Merger under this Agreement to be executed and filed with the Delaware Secretary of State and a Statement of Merger shall be filed in Florida Revised Statutes with the Secretary of State.

12. Compliance with the Florida Revised Statutes. Prior to the Effective Time, the parties hereto will take all steps necessary to comply with the Florida Revised Statutes, as may be applicable, including without limitation, the following:

a. Certificate of Incorporation, Amendments, and By-laws of Merger Co. At the Effective Time, the Certificate of Incorporation, Amendments, and By-laws of Merger Co. (as surviving company) as in effect immediately prior to the Effective Time shall provide substantially the same contract rights of shareholders under the Certificate of Incorporation, Amendments, and By-laws of ATGI as the merging corporation.

b. Directors and Officers of ATGI. At the Effective Time, the directors and officers of ATGI immediately prior to the Effective Time shall be the directors and officers of Merger Co., in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of Merger Co.

c. Filings. Prior to the Effective Time, the Surviving Corporation shall cause the Articles of Merger under this Agreement to be filed with the Delaware Secretary of State and a Articles of Merger shall be filed in Florida with the Secretary of State.

13. Termination. This Merger Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Merger Agreement by the board of directors of Merger Co. and ATGI, by action of the board of directors of ATGI if it determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of ATGI and its stockholders.

14. Counterparts. This Merger Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Merger Agreement.

16. Governing Act. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and Delaware, as applicable.

IN WITNESS WHEREOF, Merger Co. and ATGI have caused this Merger Agreement to be executed on August 1, 2022, to be effective as of August 1, 2022.

SAXON CAPITAL GROUP, INC.
A DELAWARE CORPORATION

____
Name:
Title: President

ATLAS TECHNOLOGY GROUP, INC.,
A FLORIDA CORPORATION

____
Name:
Title: President

CERTIFICATE OF SECRETARY
OF
ATLAS TECHNOLOGY GROUP, INC. a ~~Maryland~~ Florida Corporation

I hereby certify that the Agreement and Plan of Merger has been adopted pursuant to the Florida Business Corporation Act as applicable and that the Resolution of the Board of Directors authorizing the Agreement and Plan of Merger are attached hereto as Exhibit A.

ATLAS TECHNOLOGY GROUP, INC.
a Florida Corporation

Dated August 1, 2022

D Cutler
D CUTLER, Secretary